PricewaterhouseCoopers

                                                 PricewaterhouseCoopers LLP
                                                 One North Wacker
                                                 Chicago, IL 60606
                                                 Telephone  (312) 298 2000
                                                 Facsimile   (312) 298 2001


May 9, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by The SAVE Program for Employees of Viskase Corporation (the Plan) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan's Form 8-K report dated May 7, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP